Exhibit 23(b)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the use in this Registration Statement on Form SB-2 of our report dated May 14, 1999, relating to the combined financial statements of Dealers Choice Automotive Planning, Inc. and Affiliated Companies as of and for the year ended December 31, 1998, and to the reference to us under the caption "Experts" in the Prospectus.

                                                 /s/ Margolin, Winer & Evens LLP
                                                 -------------------------------
                                                     Margolin, Winer & Evens LLP

Garden City, New York
September 8, 2000


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